    As filed with the Securities and Exchange Commission on March 22, 1999

                                                      Registration No. 333-44745
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                --------------

                           TCI-Communications, Inc.
                                      and
                           Tele-Communications, Inc.
            (Exact name of registrant as specified in its charter)


Delaware-TCI Communications, Inc.       84-0588868-TCI Communications, Inc.
Delaware-Tele-Communications, Inc.      84-1260157-Tele-Communications, Inc.
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                 Identification No.)


                                               Stephen M. Brett, Esq.
                                              Tele-Communications, Inc.
          Terrace Tower II                        Terrace Tower II
          5619 DTC Parkway                        5619 DTC Parkway
    Englewood, Colorado 80111-3000          Englewood, Colorado 80111-3000
           (303) 267-5500                          (303) 267-5500
  (Address, including zip code, and         (Name, address, including zip
   telephone number, including area          code, and telephone number,
   code, of registrant's principal          including area code, of agent
         executive offices)                         for service)


                    Removal of Securities from Registration

================================================================================
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                    REMOVAL OF SECURITIES FROM REGISTRATION

  On March 9, 1999, TCI Communications, Inc. ("TCIC") merged with and into Tele-Communications, Inc. ("TCI") with TCI being the surviving entity. In connection with such merger, all assets and liabilities of TCIC were assumed by TCI. Because TCIC no longer exists, TCI, for itself and as successor to TCIC, files this Post-Effective Amendment No. 1 to the Registration Statement of Form S-3 (No. 333-44745) (the "Registration Statement") for the purpose of withdrawing from registration all of the securities of TCIC, which were previously registered under the Registration Statement and which remain unsold. Additionally, TCI as successor to TCIC, represents that TCIC will not sell or offer to sell any of TCIC's securities which were previously registered under the Registration Statement. The securities of TCI registered under the Registration Statement will continue to be registered thereunder.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and pursuant to Rule 478 under the Securities Act the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on March 22, 1999.

                                        TELE-COMMUNICATIONS, INC.
                                             (for itself and as successor to TCI
                                             Communications, Inc.)


                                        By: /s/ Stephen M. Brett
                                            ---------------------------------
                                            Name:  Stephen M. Brett
                                            Title: Executive Vice President